UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100

Dublin, Ohio 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2025, reAlpha Tech Corp. (the “Company”) entered into an At The Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright.”). In accordance with the terms of the Offering Agreement, the Company may offer and sell from time to time through Wainwright., acting as sales agent, the Company’s common stock having an aggregate offering price of up to $7,650,000 (the “Placement Shares”). The Placement Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-283284) filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2024, and declared effective on November 26, 2024. The Company filed a prospectus supplement dated April 2, 2025, with the SEC in connection with the offer and sale of the Placement Shares.

Because there is no minimum offering amount required pursuant to the Offering Agreement, the total number of Placement Shares to be sold under the Offering Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects that any proceeds received from the offering of the Placement Shares pursuant to the Offering Agreement will be used for working capital and general corporate purposes, which may include repayment of debt, future acquisitions, capital expenditures and purchase of cryptocurrencies in accordance with the Company’s cryptocurrency investment policy.

Under the terms and subject to the conditions of the Offering Agreement, the Company will set the parameters for the sale of shares, including the number or dollar amount of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one Trading Day (as defined in the Offering Agreement) and any minimum price below which sales may not be made. Sales of Placement Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Company will pay Wainwright a cash commission equal to 3.0% of the aggregate gross proceeds from the sale of Placement Shares sold pursuant to the Offering Agreement. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the Offering Agreement.

The offering of the Placement Shares pursuant to the Offering Agreement will terminate on such date that the Offering Agreement is terminated by the Company or Wainwright in accordance with the terms therein. The Company may terminate the Offering Agreement at any time upon 5 Business Days’ (as defined in the Offering Agreement) prior notice, and Wainwright may terminate the Offering Agreement at any time.

The Offering Agreement also contains representations, warranties and covenants that are customary for transactions of this type. The representations, warranties and covenants contained in the Offering Agreement are made only for purposes of such agreement and as of the specific date, is solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Offering Agreement is qualified in its entirety by reference to the full text of the Offering Agreement, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein in its entirety by reference. A copy of the legal opinion of Mitchell Silberberg & Knupp LLP relating to the Placement Shares is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	At The Market Offering Agreement by and between reAlpha Tech Corp. and H.C. Wainwright & Co., LLC, dated April 2, 2025.

5.1	Opinion of Mitchell Silberberg & Knupp LLP.

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	REALPHA TECH CORP.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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